Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Eaton Corporation plc (formerly known as Eaton Corporation Limited) pertaining to the (1) Amended and Restated 2012 Stock Plan, (2) Second Amended and Restated 2009 Stock Plan, (3) Amended and Restated 2008 Stock Plan, (4) Amended and Restated 2004 Stock Plan, (5) Amended and Restated 2002 Stock Plan, (6) Amended and Restated 1998 Stock Plan, (7) Amended and Restated 1995 Stock Plan, (8) Eaton Incentive Compensation Deferral Plan II, (9) Eaton Corporation Deferred Incentive Compensation Plan II, (10) 2005 Non-Employee Director Fee Deferral Plan, (11) Eaton Savings Plan, (12) Eaton Personal Investment Plan, (13) Eaton Puerto Rico Retirement Savings Plan and (14) Cooper Retirement Savings and Stock Ownership Plan of our reports dated February 21, 2012, with respect to the consolidated financial statements of Cooper Industries plc and the effectiveness of internal control over financial reporting of Cooper Industries plc incorporated by reference in the final prospectus of Eaton Corporation plc, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on September 14, 2012 (File No. 333-182303).

/s/ Ernst & Young LLP

Houston, Texas

November 28, 2012